UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 11, 2010

Date of Earliest Event Reported:  March 7, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.01.  Entry into a Material Definitive Agreement.

On March 7, 2010, Coosa Nursing ADK, LLC, a yet to be formed wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”) entered a Purchase Agreement with Coosa Valley Health Care Inc, an Alabama corporation, to acquire the assets of Coosa Valley Health Care, a 124 bed skilled nursing facility located in Gadsden, Alabama.  The purchase price is $8,700,000 with an anticipated closing date of June 1, 2010.  The Company paid $150,000 upon signing the purchase agreement as earnest money.

On March 7, 2010, Attalla Nursing ADK, LLC, a yet to be formed wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”) entered a Purchase Agreement with Attalla Health Care Inc., an Alabama corporation, to acquire the assets of Attalla Health Care, a 182 bed skilled nursing facility located in Attalla, Alabama.  The purchase price is $9,800,000 with an anticipated closing date of June 1, 2010.  The Company paid $150,000 upon signing the purchase agreement as earnest money.

Coosa Valley Health Care Inc. and Attalla Health Care Inc. are owned by the same individuals.

If the Company terminates the purchase agreement(s) because of seller’s failure to satisfy certain conditions of the purchase agreement(s), the earnest money will be returned to the Company.  Conversely, if the Company fails to complete the purchase for reasons other than the defined conditions within the purchase agreement(s), then the seller will retain the earnest money.  Upon closing of the purchase, the earnest money will be applied against the purchase price.

Item 8.01 Other Matters

On March 10, 2009, the Company issued a press release announcing their entry into the purchase agreements described under Item 1.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  March 11, 2010

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

AdCare Health Systems to Acquire Two Alabama Nursing Homes for $18.5 million

Acquisitions to Increase AdCare’s Revenue by 60% and be Immediately Accretive to Earnings

SPRINGFIELD, Ohio, March 10 - AdCare Health Systems, Inc. (NYSE AMEX: ADK), an Ohio-based long-term care, home care and management company, has signed a definitive purchase agreement for two privately-held nursing homes in Alabama for $18.5 million.

The facilities have a total of 312 beds and currently generate approximately $18 million in annualized revenue. The acquisitions, which represent the company’s first expansion outside of Ohio, are expected to increase AdCare’s annualized revenue by 60% and be immediately accretive to earnings. Management expects to close the transaction in the second quarter of 2010.

“These two facilities are the first of several potential acquisitions in our pipeline, and are in line with our stated goal to grow both organically and through accretive acquisitions,” said Chris Brogdon, AdCare’s vice chairman and chief acquisitions officer. “We are seeing tremendous opportunities in the highly fragmented health care segments of senior assisted living, elderly nursing care and home health care services - all of which are exhibiting strengthening demographics combined with limited facilities to meet future demand.”

AdCare will finance this purchase through a local bank, with a guarantee by the United States Department of Agriculture (USDA). The guarantee is provided through a program developed by the government to supply long-term financing for rural projects at favorable rates.

“We believe the highly-favorable financing we’ve received is indicative of what to expect with future acquisitions,” added Brogdon, “especially with the federal economic stimulus bill strengthening these federal loan guaranty programs. This should allow us to expand our operations expeditiously without being dilutive to shareholders or creating a complicated capital structure.”

Brogdon joined AdCare last September when the company announced an aggressive M&A growth strategy to build upon its strong reputation for operational efficiency and high-quality living environments, as well as its increasing financial strength. The company returned to profitability in the first quarter of 2009 and is expected to report its fifth consecutive year of revenue growth for 2010.

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE AMEX: ADK ) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services. Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years. AdCare's 920 employees provide high-quality care, management services and other services for patients and residents residing in 20 facilities, seven of which are assisted living facilities, 12 skilled nursing centers and one independent senior living community. The company has ownership interests in eight of those facilities. In the ever-expanding marketplace of long-term care, AdCare's mission is to provide quality healthcare services to the elderly.  For more information about Adcare, visit www.adcarehealth.com.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, results, performance or achievements of the company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the company with the Securities and Exchange Commission and include the company's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Company Contact

Chris Brogdon

Vice Chairman and Chief Acquisitions Officer

AdCare Health Systems, Inc.

Tel (937) 964-8974

Email: info@adcarehealth.com

Investor Relations

Scott Liolios or Ron Both

Liolios Group, Inc.

Tel (949) 574-3860

Email: info@liolios.com